Exhibit 10.4

AMENDMENT TO SUBSCRIPTION AGREEMENT

May 26, 2022

J.P. Morgan Real Estate Income Trust, Inc.

277 Park Avenue, 9th Floor

New York, New York 10172

Re:	Amendment to Subscription Agreement

Reference is made herein to that certain Subscription Agreement, dated February 23, 2022 (the “Original Subscription Agreement”), by and among J.P. Morgan Investment Management Inc., a Delaware corporation (“JPMIM”), J.P. Morgan Real Estate Income Trust, Inc., a Maryland corporation (the “Corporation”), and J.P. Morgan REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), pursuant to which JPMIM agreed to purchase any combination of shares of Class E common stock, par value $0.01 per share (“Shares”), or Class E units representing limited partnership interests of the Operating Partnership (the “Units” and, together with the Shares, the “Securities”), in an aggregate amount of up to $100 million (the “Commitment”), subject to the terms and conditions of the Original Subscription Agreement. JPMIM, the Corporation and the Operating Partnership (collectively, the “Parties”) have entered into this Amendment to Subscription Agreement (this “Amendment”) in order to amend and restated certain provisions of the Original Subscription Agreement.

1. Section 1 of the Original Subscription Agreement is hereby amended and restated in its entirety as follows:

“1. JPMIM hereby agrees to purchase from time to time any combination of Shares or Units with an aggregate purchase price of up to $100 million, subject to the terms of this Section 1.

a. As of the date on which the Corporation accepts capital commitments pursuant to binding subscription agreements for the purchase of Securities from investors unaffiliated with JPMIM in an aggregate amount exceeding $100 million (“Other Seed Investor Commitments”), the Commitment may be reduced, in JPMIM’s sole discretion, by an amount equal to the following: (1) the aggregate amount of Other Seed Investor Commitments, minus (2) $100 million (the “Reduction Amount”); provided, that the Reduction Amount shall not exceed $75 million.

b. During the period beginning on the date hereof and ending on the date that is eighteen (18) months thereafter (such period, the “Commitment Period”), JPMIM will purchase Securities as and when requested by the Corporation in accordance with the terms of this Section 1; and thereafter until the earlier to occur of (i) the three-year anniversary of the date that the Corporation’s registration statement on Form S-11 with respect its initial public offering of shares of its common stock is declared effective by the Securities and Exchange Commission (the “IPO Commencement Date”) and (ii) the date that the Corporation’s NAV is at least $1.5 billion (the “Commitment Termination Date”), JPMIM may, in its sole discretion, purchase Securities as and when requested by the Corporation in accordance with the terms of this Section 1; provided, however, that the aggregate purchase price of the Securities purchased by JPMIM during the Commitment Period and prior to the Commitment Termination Date, if applicable, will not exceed the Commitment (as the Commitment may be reduced, if at all, by the Reduction Amount).

c. The Corporation shall provide at least five (5) business days prior notice (each, a “Contribution Notice”) when the Corporation requires a capital contribution from JPMIM pursuant to this Subscription Agreement (a “Capital Contribution”). The Contribution Notice shall include the amount of the Capital Contribution (the “Capital Contribution Amount”) and the date by which such amount shall be paid to the Corporation (the “Contribution Date”).

d. JPMIM shall make all Capital Contributions pursuant to the terms of this Subscription Agreement in U.S. dollars by wire transfer of immediately available funds on the applicable Contribution Date.

e. In exchange for each Capital Contribution pursuant to the terms of this Subscription Agreement, the Corporation shall issue to JPMIM a number of Shares or Units, or any combination thereof (as specified in JPMIM’s written instructions) equal to the applicable Capital Contribution Amount divided by a per Share or Unit price, as applicable, equal to either (i) where the Corporation has not yet purchased its first investment in real estate or real estate debt, a per Share or Unit price equal to $10.00 or (ii) after the date on which the Corporation purchases its first investment in real estate or real estate debt, a per Share or Unit price equal to the most recently determined net asset value (“NAV”) per Share or Unit immediately prior to the Contribution Date, as determined by JPMIM and consistent with the valuation procedures described in the Registration Statement.

2. Section 4.a. of the Original Subscription Agreement is hereby amended and restated in its entirety as follows:

“4. The Securities purchased by JPMIM described herein shall be subject to the following repurchase terms:

a. Subject to the terms and conditions set forth in this Section 4, following the end of each month after the earlier of (x) the date on which the Corporation’s NAV reaches $1.5 billion and (y) the third anniversary of the IPO Commencement Date, the Corporation and/or the Operating Partnership shall automatically, and without any further action by the Corporation, JPMIM or any affiliate thereof, repurchase or redeem, as applicable, from JPMIM a number of Securities in an amount equal to any remaining availability of repurchases under the Corporation’s share repurchase plan for public stockholders as described in the Registration Statement, as amended from time to time (the “Share Repurchase Plan”), after fulfilling any third party stockholder requests with respect to such month pursuant thereto (any such repurchase or redemption, a “JPM Mandatory Repurchase”), until such time as the Corporation and Operating Partnership have repurchased or redeemed, as applicable, all of the Securities owned by JPMIM, unless the board of directors of the Corporation determines that any such redemption for cash would be prohibited by applicable law, the Corporation’s charter or the Operating Partnership’s limited partnership agreement. In addition, subject to the limitations set forth in this Section 4, at any time where the aggregate NAV of the shares of the Corporation’s common stock and units representing limited partnership interests in the Operating Partnership owned by JPMIM, together with any such shares and units owned by its affiliates, represent a 24.99% or lesser interest in the Corporation and the Operating Partnership, on a fully diluted basis (such percentage referred to herein as the “JPM Interest”), the Corporation or the Operating Partnership, at the Corporation’s election, shall automatically, and without any further action by the Corporation, JPMIM or any such affiliate, repurchase or redeem, as applicable, an amount of Securities as may be necessary to cause the JPM Interest to remain equal to or less than 24.99% after giving effect to the repurchase or redemption (any such repurchase or redemption, a “JPM Regulatory Repurchase” and, referred to collectively with any JPM Optional Repurchase, a “JPM Repurchase”), unless the board of directors of the Corporation determines that any such redemption for cash would be prohibited by applicable law, the Corporation’s charter or the Operating Partnership’s limited partnership agreement.”

3. Unless the context otherwise requires, all references in the Original Subscription Agreement to “this Subscription Agreement” shall be deemed to refer to the Original Subscription Agreement as amended by this Amendment

4. As of the date hereof, JPMIM hereby reaffirms, restates and reacknowledges each of its representations, warranties and covenants set forth in the Original Subscription Agreement. JPMIM hereby represents and warrants to each of the Corporation and the Operating Partnership that all information that JPMIM has provided to the Corporation and the Operating Partnership (including the information in the Original Subscription Agreement and this Amendment) is true, correct and complete as of the respective dates thereof and the date hereof.

5. Except as expressly set forth herein, the terms of the Original Subscription Agreement shall not be amended or modified by this Amendment and shall remain in full force and effect.

6. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions therein.

7. If any part of this Amendment is held by a court of competent jurisdiction to be unenforceable, illegal or invalid, the balance of this Amendment shall remain in effect and unaffected by such unenforceability, illegality or invalidity.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties have executed this Amendment to Subscription Agreement as of the date first above written.

JPMIM:

J.P. MORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation

By:	/s/ Beverly Hoyng
Name:	Beverly Hoyng
Title:	Managing Director

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Acknowledged by:

THE CORPORATION:

J.P. MORGAN REAL ESTATE INCOME TRUST, INC.,
a Maryland corporation

By:	/s/ Christian Porwoll
Name:	Christian Porwoll
Title:	Secretary

THE OPERATING PARTNERSHIP:

J.P. MORGAN REIT OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By: J.P. Morgan Real Estate Income Trust, Inc., its general partner

By:	/s/ Christian Porwoll
Name:	Christian Porwoll
Title:	Secretary